Zebra Technologies Corporation 475 Half Day Road, Suite 500 Lincolnshire, IL 60069 T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Orlando De Bruce
Vice President, Investor Relations	Director, Global Public Relations
and Treasurer	+1 510 267 5052
+1 847 793 6735	odebruce@zebra.com
dfox@zebra.com

Zebra Technologies Announces 2010 First Quarter Financial Results

Strong sales growth and improvement in gross margin lead to better-than-expected earnings growth

Lincolnshire, IL, May 4, 2010—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced

2010 first quarter net income of $24,733,000, or $0.42 per diluted share, including $1,816,000 in exit and restructuring costs which lowered diluted earnings by $0.02 per share. Net sales for the period ended

April 3, 2010, were $226,431,000, up 17.6% from $192,609,000 for the first quarter of 2009. Net income for the first quarter of 2009 was $9,352,000, or $0.16 per diluted share, including $2,296,000 in exit,

restructuring and integration costs which lowered diluted earnings by $0.02 per share.

Summary Financial Performance
	1Q10	1Q09	Change
Net sales (in thousands)	$226,431	$192,609	17.6%

Gross margin (%)	47.4	44.6	2.8	pts.

Operating margin (%)	14.0	7.4	6.6	pts.

Net income (in thousands)	$24,733	$9,352	164.5%

Diluted EPS	$0.42	$0.16	173.8%

“Broad-based demand across geographies, products and industries led to Zebra’s strong first quarter performance, as customers invested in Zebra solutions to improve asset management and visibility across the supply chain,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, we hired more sales and marketing employees in high growth emerging regions to capture more business opportunities. We also continued to develop innovative new products in terms of performance, features and integration to distance Zebra further from the competition. These activities give us optimism about

Zebra’s future and our direction in building shareholder value.”

As of April 3, 2010, Zebra had $254,098,000 in cash and investments, and no long-term debt. Net inventories were $81,565,000, and net accounts receivable were $145,642,000.

Discussion and Analysis

•	Net sales, up 17.6% from the first quarter of 2009 benefited from improved business conditions in all geographic regions, with the highest rates of growth occurring Latin America and Asia Pacific. An improved product mix, with higher sales of high-performance and midrange tabletop printers and aftermarket parts, contributed to the sales growth from a year ago.

•	Gross margin of 47.4% versus 44.6% a year ago was principally driven by the improved product mix,

higher volumes, favorable foreign exchange rates, and benefits from outsourcing thermal printer production to a third-party manufacturer. These factors were partially offset by higher freight costs incurred to meet increased customer demand.

•	Operating expenses increased 5.6% from the first quarter of 2009 substantially from increased selling and marketing expenses related to higher compensation costs, outside commissions, advertising and direct marketing, and travel and entertainment.

•	The effective income tax rate for the first quarter of 2010 was 23.7%, compared with 32.0% for the first quarter of 2009. The decline was a reduction related to prior years for taxes associated with intercompany profit in ending inventories. This adjustment reduced income taxes by $2,764,000,

or the effective rate by 8.5 percentage points, and had a favorable impact on earnings of

$0.04 per diluted share.

Stock Purchase Update

During the first quarter of 2010, the company repurchased 750,000 shares of Zebra Technologies

Corporation Class A Common Stock. At April 3, 2010, Zebra had 1,449,286 shares remaining in the company’s stock buyback authorization and 57,724,510 shares of common stock outstanding.

Second Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2010. Net sales are expected within a range of $219,000,000 and $233,000,000. Diluted earnings per share are expected within a range of $0.26 and

$0.34. This forecast includes expected exit and restructuring costs of $0.01 per diluted share.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2010. The conference call will be held at 11:00 AM

Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation

Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2010 stated in the paragraph above captioned “Second Quarter

Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of

Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The widely reported uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs,

including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-

looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2009.

About Zebra Technologies

Zebra Technologies Corporation (NASDAQ: ZBRA) provides the broadest range of innovative technology solutions to identify, track, and manage the deployment of critical assets for improved business efficiency. Zebra’s products include reliable on-demand printers and state-of-the-art software and hardware solutions utilizing a wide array of automatic identification technologies. By enabling improvements in sourcing, visibility, security and accuracy, Zebra helps its customers to put the right asset in the right place at the right time. Zebra serves more than 90 percent of Fortune 500 companies worldwide. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	April 3, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,988	$38,943
Restricted cash	1,598	1,725
Investments and marketable securities	136,565	114,064
Accounts receivable, net	145,642	150,992
Inventories, net	81,565	79,926
Deferred income taxes	10,561	10,792
Income taxes receivable	—	4,724
Prepaid expenses and other current assets	14,288	9,771

Total current assets	426,207	410,937

Property and equipment at cost, net of accumulated depreciation and amortization	77,951	77,589
Long-term deferred income taxes	32,643	35,842
Goodwill	152,288	153,225
Other intangibles, net	53,486	55,982
Long-term investments and marketable securities	79,947	91,989
Other assets	4,435	4,915

Total assets	$826,957	$830,479

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,870	$28,137
Accrued liabilities	43,322	52,591
Deferred revenue	22,553	24,082
Income taxes payable	423	—

Total current liabilities	93,168	104,810
Deferred rent	3,702	4,108
Other long-term liabilities	9,168	9,432

Total liabilities	106,038	118,350

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	136,143	136,104
Treasury stock	(401,123)	(385,831)
Retained earnings	993,928	969,195
Accumulated other comprehensive loss	(8,751)	(8,061)

Total stockholders’ equity	720,919	712,129

Total liabilities and stockholders’ equity	$826,957	$830,479

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net sales:
Net sales of tangible products	$202,084	$166,684
Revenue from services and software	24,347	25,925

Total net sales	226,431	192,609

Cost of sales:
Cost of sales of tangible products	108,540	95,859
Cost of services and software	10,556	10,941

Total cost of sales	119,096	106,800

Gross profit	107,335	85,809

Operating expenses:
Selling and marketing	27,500	23,199
Research and development	23,072	22,149
General and administrative	20,869	21,357
Amortization of intangible assets	2,358	2,634
Exit, restructuring and integration costs	1,816	2,296

Total operating expenses	75,615	71,635

Operating income	31,720	14,174

Other income (expense):
Investment income	842	1,178
Foreign exchange gain (loss)	199	(1,284)
Other, net	(349)	(317)

Total other income (expense)	692	(423)

Income before income taxes	32,412	13,751

Income taxes	7,679	4,399

Net income	$24,733	$9,352

Basic earnings per share	$0.43	$0.16
Diluted earnings per share	$0.42	$0.16

Basic weighted average shares outstanding	58,016	60,266
Diluted weighted average and equivalent shares outstanding	58,265	60,332

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Cash flows from operating activities:
Net income	$24,733	$9,352
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,814	7,953
Equity-based compensation	2,231	3,167
Excess tax benefit from equity-based compensation	(3)	—
Gain on sale of assets	(82)	—
Deferred income taxes	3,535	3,263
Changes in assets and liabilities:
Accounts receivable, net	3,990	13,018
Inventories, net	(1,780)	(1,400)
Other assets	224	(244)
Accounts payable	870	(6,539)
Accrued liabilities	(9,118)	(23,946)
Deferred revenue	(1,618)	2,544
Income taxes	4,295	(8,055)
Other operating activities	(4,917)	(327)

Net cash provided by (used in) operating activities	30,174	(1,214)

Cash flows from investing activities:
Purchases of property and equipment	(5,818)	(6,802)
Acquisition of intangible assets	—	(425)
Purchases of investments and marketable securities	(89,586)	(57,473)
Maturities of investments and marketable securities	61,144	72,401
Sales of investments and marketable securities	17,736	22,583

Net cash provided by (used in) investing activities	(16,524)	30,284

Cash flows from financing activities:
Purchase of treasury stock	(20,823)	(28,593)
Proceeds from exercise of stock options and stock purchase plan purchases	4,191	1,168
Excess tax benefit from equity-based compensation	3	—

Net cash used in financing activities	(16,629)	(27,425)

Effect of exchange rate changes on cash	24	(213)

Net increase (decrease) in cash and cash equivalents	(2,955)	1,432
Cash and cash equivalents at beginning of period	38,943	33,267

Cash and cash equivalents at end of period	$35,988	$34,699

Supplemental disclosures of cash flow information:
Income taxes (refunded) paid	(454)	$8,302

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Product Category	April 3, 2010	April 4, 2009
Hardware	$160,030	$127,235	25.8	70.7	66.1
Supplies	40,697	38,081	6.9	18.0	19.8
Service and software	24,347	25,925	(6.1)	10.8	13.5
Shipping and handling	1,357	1,368	(0.8)	0.5	0.6

Total net sales	$226,431	$192,609	17.6	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended		Percent Change	Percent of Net Sales - 2010	Percent of Net Sales - 2009
Geographic Region	April 3, 2010	April 4, 2009
Europe, Middle East and Africa	$83,544	$74,620	12.0	36.9	38.7
Latin America	20,990	13,071	60.6	9.3	6.8
Asia-Pacific	25,347	19,409	30.6	11.2	10.0

Total International	129,881	107,100	21.3	57.4	55.5
North America	96,550	85,509	12.9	42.6	44.5

Total net sales	$226,431	$192,609	17.6	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net sales:
Specialty Printing Group	$207,928	$170,768
Zebra Enterprise Solutions	18,503	21,841

Total	$226,431	$192,609

Cost of sales:
Specialty Printing Group	$111,499	$97,096
Zebra Enterprise Solutions	7,597	9,704

Total	$119,096	$106,800

Operating expenses:
Specialty Printing Group	$41,986	$39,673
Zebra Enterprise Solutions	16,317	15,496
Corporate and other	17,312	16,466

Total	$75,615	$71,635

Operating income (loss):
Specialty Printing Group	$54,443	$33,999
Zebra Enterprise Solutions	(5,411)	(3,359)
Corporate and other	(17,312)	(16,466)

Total	$31,720	$14,174

Corporate and other includes corporate administration costs or assets that support both reporting segments.

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Total printers shipped	244,422	199,218
Average selling price of printers shipped	$547	$517

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